SCHEDULE 14A
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934
Filed by the registrant ☑
Filed by a party other than the registrant ☐
Check the appropriate box:
☑ Preliminary proxy statement.
☐ Confidential, for use of the Commission only (as permitted by Rule 14a-6(e)(2)).
☐ Definitive proxy statement.
☐ Definitive additional materials.
☐ Soliciting materials pursuant to Rule 14a-11(c) or Rule 14a-12.
Western Reserve Bancorp, Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)
Payment of filing fee (check appropriate box):
☑ No fee required.
☐ Fee computed on table below per Exchange Act Rules 14a-6(I)(1) and 0-11.

(1)	Title of each class of security to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐ Fee paid previously with preliminary materials.
☐ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

4015 MEDINA ROAD
P.O. BOX 585
MEDINA, OHIO 44258-0585
PHONE: (330) 764-3131
OR: (866) 633-4622
www.westernreservebank.com
To Our Shareholders:
     We cordially invite you to attend the Annual Meeting of Shareholders of Western Reserve Bancorp, Inc. to be held on Wednesday, April 25, 2007 at The Blue Heron Banquet and Conference Center, 3227 Blue Heron Trace, Medina, Ohio. Beverages and hors d'oeuvres will be available at 6:00 p.m., and the meeting will begin promptly at 6:30 p.m. A map to Blue Heron is included at the end of this document.
     The notice of meeting and proxy statement accompanying this letter describe the specific business to be acted upon. We have also enclosed the Company’s 2006 Annual Report to Shareholders.
     In addition to the specific matters to be acted upon, there will be a report on the operations of the Company and its wholly owned subsidiary, Western Reserve Bank. Directors and officers of the Company and Bank will be present to respond to questions that shareholders may have.
     Your vote is important. Whether or not you plan to attend the meeting in person, please vote as soon as possible by marking, signing, dating and promptly returning the enclosed proxy card in the envelope provided.
     Thank you for your continued support of Western Reserve Bancorp, Inc. and Western Reserve Bank.
Sincerely,

/s/ P.M. Jones	/s/ Edward J. McKeon
P.M. Jones	Edward J. McKeon
Chairman of the Board	President and
Chief Executive Officer

Medina, Ohio
March 16, 2007

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2007 ANNUAL MEETING OF SHAREHOLDERS
NOTICE OF ANNUAL MEETING AND PROXY STATEMENT

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4015 MEDINA ROAD
P.O. BOX 585
MEDINA, OHIO 44256
(330) 764-3131
(866) 633-4622
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
APRIL 25, 2007

Time and Date	6:00 p.m. on Wednesday, April 25, 2007

Place	The Blue Heron Banquet and Conference Center 3227 Blue Heron Trace Medina, Ohio (330) 722-0227

Items of Business	(1) To elect four directors

(2) To amend the Company’s Articles of Incorporation to increase the number of common shares the Company is authorized to issue

(3) To consider any other business that properly comes before the meeting

Record Date	You are entitled to vote at the meeting if you were a shareholder of Western Reserve Bancorp, Inc. as of the close of business on March 16, 2007

Voting	Your vote is very important. Whether or not you plan to attend the meeting, you should read this proxy statement and submit your proxy or voting instructions as soon as possible. You may submit your proxy instruction card for the annual meeting by marking, signing, dating and returning your proxy card in the enclosed pre-addressed, postage-paid envelope.

By Order of the Board of Directors

/s/ Cynthia A. Mahl
Cynthia A. Mahl
Secretary
This notice of annual meeting and proxy statement are first being distributed on or about March 21, 2007.

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WESTERN RESERVE BANCORP, INC.
4015 MEDINA ROAD
MEDINA, OHIO 44256
PROXY STATEMENT
QUESTIONS AND ANSWERS
Proxy Materials
1. Why am I receiving these materials?
     Because you are a shareholder of Western Reserve Bancorp, Inc. (“the Company” or “WRB”) the Board of Directors (the “Board”) is providing you with these materials in connection with the solicitation of proxies to be used at WRB’s Annual Shareholders’ Meeting (the “Annual Meeting”) to be held on April 25, 2007 and any adjournments of the meeting. The proxy materials are first being mailed to shareholders on or about March 21, 2007.
2. Who is paying for the cost of preparing these materials and soliciting proxies?
     The solicitation of proxies in the enclosed form is made on behalf of the Board of Directors of the Company.
     The cost of preparing, assembling and mailing the proxy materials will be paid by the Company. WRB does not intend to solicit proxies by any means other than the mail, but certain officers and regular employees of the Company (or its subsidiary, Western Reserve Bank), may use their personal efforts, without additional compensation, to obtain proxies by telephone or otherwise.
3. How can I get a copy of WRB’s Form 10-KSB and other financial information?
     A copy of our 2006 Annual Report is enclosed. Shareholders can obtain a free copy of our 2006 Form 10-KSB, as filed with the Securities and Exchange Commission (the “SEC”) from our website at:
http://www.westernreservebank.com/a_shareholder_info.htm
or from the SEC’s website at http://www.sec.gov,
or by requesting a copy by writing to:
Ms. Cynthia A. Mahl
Senior Vice President and Chief Financial Officer
Western Reserve Bancorp, Inc.
4015 Medina Road
P.O. Box 585
Medina, Ohio 44258-0585
or by calling Cynthia Mahl or Karen Carlson at (330) 764-3131 or (866) 633-4622
4. How can I request a single set of proxy materials to be mailed to my household?
     Any shareholders presently sharing an address who are receiving multiple copies of the Proxy Statement and/or Annual Report and would like to receive a single copy of these materials may do so by submitting a request to the Company at the address or phone number or e-mail shown above.

5. How can I request an additional set of proxy materials?
     If you share an address with another shareholder, you may receive just one set of proxy materials and the Annual Report. If you wish to receive an additional set of proxy materials now, please request the additional copies by contacting us at the address or phone number shown above. We will promptly deliver a separate copy of the Proxy Statement and/or Annual Report. To request separate delivery of these materials in the future, a shareholder may submit a written request to the Company at the address shown above.
Voting Information
6. What items of business will be voted on at the annual meeting?
     The items of business that are scheduled to be voted on at the annual meeting are:
•	To elect four directors as Class I directors, whose terms will end in 2010

•	To amend the Articles of Incorporation to increase to 1,500,000 the number of common shares the Company is authorized to issue

•	To consider any other business that properly comes before the meeting. (See question 15 for more information
7. How does the Board recommend I vote?
     WRB’s Board recommends that you vote “FOR” each of the nominees to the Board, and “FOR” the proposed amendment to the Articles of Incorporation.
8. What shares can I vote?
     You may vote all shares that you owned as of the close of business on March 16, 2007, which is the Record Date for the annual meeting. This includes shares held directly in your name as the shareholder of record, shares held beneficially through the Western Reserve Bancorp, Inc. Employee Stock Purchase Plan, and shares held for you as the beneficial owner through a broker, trustee or other nominee such as a bank. As of the Record Date, there were 573,277 shares of WRB’s common stock issued and outstanding.
9. How can I vote my shares without attending the annual meeting?
     You can direct how your shares are voted by submitting the enclosed proxy (or form provided by your broker, trustee or nominee, if you hold your shares in street name).
10. How can I vote my shares in person at the annual meeting?
     You can vote shares held in your name as the shareholder of record, in person at the annual meeting. If your shares are held beneficially in street name, you must obtain a legal proxy from the broker, trustee or nominee that holds your shares, giving you the right to vote the shares. Even if you plan to attend the annual meeting, you should submit your proxy or voting instructions now, so that your vote will be counted if you later decide not to attend the meeting.
11. How can I change my vote?
     You may change your vote at any time prior to the vote at the annual meeting. You can change your vote by (i) filing written notice with the Secretary of the Company at the address above; (ii) submitting a properly executed proxy bearing a later date; or (iii) appearing at the Annual Meeting and giving the Secretary notice of your intention to vote in person. However, your mere presence at the Annual Meeting will not operate to revoke your proxy. Unless revoked, the shares represented by proxies will be voted at the Annual Meeting and all adjournments of the meeting.
12. What is the deadline to vote my shares?
     Your proxy must be received before the polls close at the annual meeting. If you hold shares beneficially in street name with a broker, trustee or nominee, please follow the voting instructions provided by your broker, trustee or nominee.
13. How are votes counted?
     For the election of directors, you may vote “FOR” each of the nominees or “WITHHOLD” your vote for any or all of the nominees. Under Ohio law, directors are elected by a plurality, so the four nominees who receive the largest number of votes cast “FOR” will be elected as directors if a quorum is present. Shares represented at the annual meeting in person or by proxy but withheld or otherwise not cast for the election of directors, including abstentions and broker non-votes, will have no impact on the outcome of the election.
     For the proposal to amend the Articles of Incorporation to increase the number of authorized common shares, you may vote “FOR,” “AGAINST,” or “ABSTAIN.” If you “ABSTAIN” it has the same impact as voting “AGAINST” the proposal. In order for this proposal to be adopted, the majority of the total voting power of the Company, or 286,639 shares, must be voted “FOR” the proposal.
     Each share of common stock is entitled to one vote on all matters. Shareholders do not have the right to cumulate their votes in the election of directors.
     If you sign and return the proxy card without providing specific voting instructions, each proxy will be voted as recommended by the Board, “FOR” the election of each of the management director nominees listed in Proposal 1, “FOR” the amendment to the Articles of Incorporation noted in Proposal 2, and in the discretion of the proxy committee for any other matters which may properly come before the meeting.
14. How many votes need to be represented at the meeting to have a quorum?
     A quorum exists when a majority of the shares entitled to vote are represented at the Annual Meeting in person or by proxy. Abstentions and broker non-votes (if a broker-dealer does not have discretionary authority to vote shares of stock held in street name for customer accounts) are counted for purposes of determining the presence or absence of a quorum for the transaction of business. Once a share is represented at the meeting it is deemed present for quorum purposes throughout the meeting or any adjournment of the meeting unless a new record date is or must be set for the adjourned meeting.
     In the event there are not sufficient votes for a quorum or to approve any proposal at the time of this Annual Meeting, the Annual Meeting may be adjourned in order to permit further solicitation of proxies.
15. What happens if additional matters are presented at the annual meeting?
     At this time, the Board of Directors is not aware of any matters, other than those stated above, that may be brought before the Annual Meeting. If there is any other matter properly presented for a vote at the meeting, if you have submitted your proxy, the persons named as proxies on the enclosed form of proxy, Rory H. O’Neil and Cynthia A. Mahl (or their substitutes), will vote with respect to any such matters in accordance with their best judgment.
16. Where will I be able to find the voting results?
     Preliminary results will be announced at the annual meeting. Final results will be published in our quarterly report on Form 10-QSB for the second quarter of 2007.

17. What is the deadline to propose actions for consideration at next year’s annual meeting?
     Any shareholder of the Company may submit a proposal to be included in next year’s Proxy Statement and acted upon at the Annual Meeting of the Company to be held in 2008. For a proposal to be considered for inclusion in WRB’s proxy statement for the annual meeting next year, the Corporate Secretary must receive the proposal at the principal executive offices of the Company, 4015 Medina Road, P.O. Box 585, Medina, Ohio 44258-0585, prior to the close of business on November 21, 2007. Such proposals must comply with SEC regulations under Rule 14a-8 regarding the inclusion of shareholder proposals in company-sponsored proxy materials.
     Proposals from shareholders for next year’s Annual Meeting received by the Company after February 3, 2008 will be considered untimely. If notice is not timely, the persons named in the Company’s proxy for the 2008 Annual Meeting will be allowed to exercise their discretionary authority to vote upon any such proposal without the matter having been discussed in the Proxy Statement for the 2008 Annual Meeting.
     Regarding such proposals, the Company will vote all shares for which it has received proxies in the interest of the Company as determined in the sole discretion of its Board of Directors. The Company also retains its authority to discretionarily vote proxies with respect to shareholder proposals received by the Company after November 21, 2007 but prior to February 3, 2008, unless the proposing shareholder takes the necessary steps outlined in Rule 14a-4(c)(2) under the Securities Exchange Act of 1934 to ensure the proper delivery of proxy materials related to the proposal.
18. How can a shareholder nominate an individual to serve as a director?
     The Company’s Code of Regulations establishes advance notice procedures for the nomination of candidates for election as directors, other than by or at the direction of the Board of Directors. To make a director nomination at a shareholder meeting you must notify the Company not more than 50 nor fewer than 14 days in advance of the meeting, unless the Company provides shareholders less than 21 days notice of the meeting, in which case you must notify the Company of the nominations not later than the seventh day after the notice of the meeting was mailed. In addition, the notice must meet all other requirements contained in the Company’s Code of Regulations. Any shareholder who wishes to nominate an individual for election to the Board of Directors should obtain a copy of the Code of Regulations by writing to the Secretary of the Company at the principal executive offices of the Company. Submitting a nomination in this manner in no way requires the Company to provide a spot for your candidate on its form of proxy, unless the Board of Directors determines in its unilateral discretion to nominate your candidate for election to the Board.
19. Who can I contact if I have other questions?
     If you have any questions about the annual meeting, how to vote or revoke your proxy, or need additional copies of the proxy statement or voting materials, contact us at:
Western Reserve Bancorp, Inc.
ATTN: Mrs. Cynthia A. Mahl
4015 Medina Road
P.O. Box 585
Medina, OH 44258-0585
(330) 764-3131
(866) 633-4622
cmahl@westernreservebank.com

CORPORATE GOVERNANCE AND BOARD MATTERS
Corporate Governance
     As a matter of good business practices and in light of the passage of the Sarbanes-Oxley Act of 2002 (“Sarbanes-Oxley”) and regulations promulgated by the Securities and Exchange Commission (“SEC”) and listing standards adopted by NASDAQ, the Board of Directors of Western Reserve Bancorp has adopted charters for the Audit Committee, the Compensation Committee and the Nominating and Governance Committee. While the corporate governance requirements set forth in the NASDAQ listing standards are not applicable to the Company because it is not listed on NASDAQ, the Company decided to implement most of those corporate governance policies to encourage appropriate conduct among the members of its Board of Directors, officers and employees and to assure that the Company operates in a transparent and ethical manner.
     The charters for these Board committees are designed to help the committees function more efficiently and with greater independence from the Board of Directors, which was one of the primary goals in the adoption of Sarbanes-Oxley. The members of each of these three committees are currently and, under the terms of the respective charters, will continue to be “independent” pursuant to standards adopted by NASDAQ. Further, the Board of Directors has determined that under the NASDAQ “independence” standards, a majority of the members of the Board of Directors is currently independent.
     Additionally, the Board of Directors has adopted a Code of Ethics and Business Conduct (the “Code”). While Sarbanes-Oxley mandates the adoption of a code of ethics for the most senior executive officers of all public companies, the Code adopted by the Company’s Board of Directors is broader in the activities covered and applies to all officers, directors and employees of the Company and the Bank. The administration of the Code has been delegated to the Nominating and Governance Committee of the Board of Directors, a Committee comprised entirely of “independent directors.” The Code addresses topics such as compliance with laws and regulations, honest and ethical conduct, conflicts of interest, confidentiality and protection of Company assets, fair dealing and accurate and timely periodic reports, and also provides for enforcement mechanisms. The Board and management of the Company intend to continue to monitor not only the developing legal requirements in this area, but also the best practices of comparable companies, to assure that the Company maintains sound corporate governance practices in the future.
     Copies of the Company’s Code of Ethics, Audit Committee Charter, Compensation Committee Charter, and Nominating and Governance Committee Charter are available for viewing on the Company’s website, www.westernreservebank.com. Alternatively, a copy of each of these documents is available to any shareholder free of charge upon written request to Mrs. Cynthia A. Mahl, Senior Vice President, Chief Financial Officer and Secretary, Western Reserve Bancorp, Inc., 4015 Medina Road, P.O. Box 585, Medina, Ohio 44258-0585.
Board Structure and Committees
     The Board of Directors, which is responsible for the overall affairs of the Company, conducts its business through meetings of the Board. The Company’s Board of Directors met twelve times during fiscal year 2006.
     The Company is the parent holding company of Western Reserve Bank (the “Bank”), an Ohio bank having the same principal office address as the Company. The Company’s only subsidiary and only significant asset is the Bank. The Board of Directors of the Bank met twelve times for regularly scheduled meetings during 2006. Each member of the Board of Directors of the Company is also a member of the Board of the Bank.
     The Board of Directors of the Company currently has standing Audit, Compensation, Nominating and Governance, Loan Review and Executive Committees.

     During 2006, each member of the Board of Directors attended at least 75% of the meetings of the Board and the following Company committees of which he was a member.

			Nominating and	Loan		Board
Name of Director	Audit	Compensation	Governance	Review	Executive	Loan (1)

P.M. Jones, Chairman of the Board					X	X
Roland H. Bauer	X	X		X
Bijay K. Jayaswal, M.D.			X		X
Ray E. Laribee		X	X			Chair
C. Richard Lynham	Chair		X	X
Edward J. McKeon, President & CEO					X	X
R. Hal Nichols		Chair		Chair
Rory H. O’Neil		X	Chair		Chair	X
Michael R. Rose					X	X
Glenn M. Smith	X					X
Thomas A. Tubbs	X	X				X
Number of Meetings in 2006	5	5	1	3	0	36

(1)	The Board Loan Committee is a Committee of the Bank, not of the Company.
Audit Committee
     The Audit Committee met five times in 2006. Under the Audit Committee Charter, the Audit Committee appoints the independent accountants, reviews and approves the audit plan and fee estimate of the independent public accountants, appraises the effectiveness of the internal and external audit efforts, evaluates the adequacy and effectiveness of accounting policies and financial and accounting management and reviews and approves the annual financial statements. The Company’s Audit Committee has been established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934.
     In the opinion of the Company’s Board, Directors Lynham, Bauer, Smith and Tubbs do not have a relationship with the Company or the Bank that would interfere with the exercise of independent judgment in carrying out their responsibilities as director. None of them is or has for the past three years been an employee of the Company or the Bank, and no immediate family members of any of them is or has for the past three years been an executive officer of the Company or the Bank. In determining the independence of the members of the Audit Committee, the Board of Directors has reviewed and complied with the Company’s Audit Charter, as revised. The Audit Charter provides that the Company shall determine “independence” in accordance with the definition of “Independent Director under Rule 4200(a) of the National Association of Securities Dealers (“NASD”) Marketplace Rules. Further, the Board of Directors has determined that C. Richard Lynham, Chairman of the Audit Committee, is a “financial expert” as defined under the regulations promulgated under the Sarbanes-Oxley Act discussed above.
     The Audit Committee Report is included in this proxy statement on page 20.
Compensation Committee
     This committee reviews executive and director compensation arrangements and benefits. The Compensation Committee is comprised entirely of independent directors pursuant to Rule 4200(a) of the NASD Marketplace Rules.

Loan Review Committee
     The Loan Review Committee is responsible for engaging an outside loan review consulting firm and reviewing the results of the consultant’s work.
     In addition, the Bank has a Board Loan Committee responsible for overseeing all lending activities of the Bank.
Nominating and Governance Committee
     The Nominating and Governance Committee’s responsibilities include providing assistance to the Board of Directors regarding director nominations, director appointments and corporate governance. The Nominating and Governance Committee also evaluates and recommends to the Board of Directors nominees for election by shareholders. All of the members of the Nominating and Governance Committee are independent pursuant to Rule 4200(a) of the NASD Marketplace Rules.
Executive Committee
     The Executive Committee was formed to address issues that require attention between regularly scheduled Board meetings.
Executive Sessions
     The Board typically meets in executive session without members of management present as a part of each meeting of the Board of Directors.
Nominations for Members of the Board of Directors
     As noted above under “Corporate Governance,” the Company has established a Nominating and Governance Committee. While the Nominating and Governance Committee will consider nominating persons recommended by shareholders, it has not actively solicited recommendations from the Company’s shareholders for nominees nor established any written procedures for this purpose. The Committee has determined that based upon the Company’s size and the accessibility of the directors and executive management to the shareholders, no such policy or procedures are presently required. However, shareholders may also nominate persons for election to the Board of Directors by following the procedures contained in the Company’s Code of Regulations. These procedures are discussed more thoroughly in this proxy statement in answer to Question 18 on page 6. The identification and evaluation of all candidates for nominee to the Board of Directors are undertaken on an ad hoc basis within the context of the Company’s strategic initiatives at the time a vacancy occurs on the Board. In evaluating candidates, the Committee considers a variety of factors, including the candidate’s integrity, independence, qualifications, skills, experience (including experiences in finance and banking), familiarity with accounting rules and practices, and compatibility with existing members of the Board. Other than the foregoing, there are no stated minimum criteria for nominees, although the Committee may consider such other factors as it may deem at the time to be in the best interest of the Company and its shareholders, which factors may change from time to time. Any recommendations for nomination to the Board should be addressed to the Chairman of the Nominating and Governance Committee, Western Reserve Bancorp, Inc., 4015 Medina Road, P.O. Box 585, Medina, Ohio 44258-0585.
Communications with the Board
     The Board of Directors has designated the Nominating and Governance Committee to receive, review and respond, as appropriate, to communications concerning the Company from employees, officers, shareholders and other interested parties that such parties would like to address to non-management members of the Board of Directors. Interested parties who want to direct such questions to the non-management members of the Board of Directors should address them to the Chairman of the Governance and Nominating Committee, Western Reserve Bancorp, Inc., 4015 Medina Road, P.O. Box 585, Medina, Ohio 44258-0585.
     The Audit Committee of the Board of Directors has also established “whistleblower” procedures to provide a means for employees to raise concerns about serious matters, such as actions that are unlawful, that are not in line with company policy (including the Code of Ethics and Business Conduct), that may lead to incorrect financial reporting, or that otherwise amount to serious improper conduct.
Annual Meeting Attendance
     The Board of Directors of the Company has adopted a resolution stating that it is expected that all members of the Board of Directors attend the Annual Meeting of Shareholders. All but one of the eleven members of the Board of Directors attended the 2006 Annual Meeting of Shareholders.
DIRECTOR COMPENSATION
     During 2006, Western Reserve Bancorp, Inc. paid no salaries or fees to its non-officer directors. However, its subsidiary, Western Reserve Bank, paid each non-officer director a retainer of $1,000 per quarter, $300 per Board or Audit Committee meeting attended, and $200 per other Committee meeting attended. All of the directors and executive officers of the Company hold similar positions as directors and officers of the Bank.
     In addition to serving as a director of the Company and the Bank, P.M. Jones, Chairman of the Board of Directors, was retained by the Bank to assist in business development efforts for the Bank. Mr. Jones was paid an annual salary of $21,000 for providing such services to the Bank in 2006. In September 2000 the Ohio Division of Financial Institutions approved this employment relationship between Mr. Jones and the Bank.
     The following table provides information on compensation for directors, other than Edward J. McKeon, the President and CEO of the Company, who served on the Board in 2006.

	Fees Earned or	All Other
Name of Director	Paid in Cash ($)	Compensation ($)	Total ($)
P.M. Jones, Chairman of the Board	$14,000	$22,177 (1)	$36,177
Roland H. Bauer	10,150	0	10,150
Bijay K. Jayaswal, M.D.	7,600	0	7,600
Ray E. Laribee	14,300	0	14,300
C. Richard Lynham	9,800	0	9,800
R. Hal Nichols	8,800	0	8,800
Rory H. O’Neil	14,400	0	14,400
Michael R. Rose	13,400	0	13,400
Glenn M. Smith	11,950	0	11,950
Thomas A. Tubbs	16,300	0	16,300

(1)	All other compensation for Mr. Jones includes $21,000 paid to him in connection with his employment by the Bank as a business development consultant, $637 paid pursuant to the Company’s Incentive Compensation Plan in which all employees participated, and $540 for the Company’s match to Mr. Jones’ contributions to his 401(k) Retirement Plan account.

PROPOSALS TO BE VOTED ON AT THE ANNUAL MEETING
Proposal 1: Election of Directors
     Pursuant to the terms of the Code of Regulations of the Company, the Board of Directors is divided into three classes, designated as Class I, Class II and Class III, with each class consisting of approximately one-third of the total number of directors as fixed from time to time by a majority of the directors or by a majority of the shareholders. The directors serve staggered three-year terms, so that directors of only one class are elected at each Annual Meeting of Shareholders. At the forthcoming Annual Meeting, the shareholders will be asked to elect four (4) directors to serve in Class I, each of whom will serve until the Annual Meeting in 2010 or until a successor has been elected and qualified. Unless otherwise specified in any proxy, the proxies solicited and voted hereunder will be voted in favor of the election of the four nominees listed below. Each nominee is presently serving as a director of the Company. All nominees have consented to being named in this proxy statement and to serve if elected and the Board of Directors has no reason to believe that any of the named nominees will be unable to serve. However, if any such nominee prior to election becomes unable or refuses to serve and the size of the Company’s Board is not reduced accordingly, the proxies will be voted for such substitute nominee as may be selected by the Board of Directors of the Company.
     The names of the nominees for director of the Company and the names of directors of the Company whose terms of office will continue after the Annual Meeting are listed in the following table. There were no arrangements or understandings pursuant to which the persons listed below were selected as directors or nominees for director.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE
“FOR” THE ELECTION OF EACH NOMINEE.
CLASS I: NOMINEES FOR DIRECTOR WHOSE TERMS WILL END IN 2010:

			Principal Occupation for the
Name	Age	Length of Service on the Board	Past Five Years (1)
Roland H. Bauer	53	Director since 2000	Mr. Bauer is the President and a Director of The Cypress Companies, Inc., an Akron, Ohio based diversified manufacturing company.

Bijay K. Jayaswal, M.D.	68	Director since 1997	Dr. Jayaswal is a cardiologist in Medina, Ohio.

P.M. Jones	77	Director since 1997	Mr. Jones has been Chairman of the Board of Western Reserve Bancorp, Inc. and its subsidiary, Western Reserve Bank since the inception of the companies. Mr. Jones was owner and President of Transport Corporation, Inc. (TCI) from 1959 through 1999. From 1999 through mid-2002, Mr. Jones served as Vice President of TCI.

Ray E. Laribee	64	Director since 1997	Mr. Laribee is an attorney and partner in the firm of Laribee & Hertrick in Medina, Ohio.

CLASS II: CONTINUING DIRECTORS WHOSE TERMS WILL END IN 2008:

			Principal Occupation for the
Name	Age	Length of Service on the Board	Past Five Years (1)
C. Richard Lynham	65	Director since 1997	Mr. Lynham is the Owner, President and CEO of Harbor Castings, Inc., an investment castings foundry located in North Canton, Ohio.

Edward J. McKeon	61	Director since 1997	Mr. McKeon is the President and Chief Executive Officer of Western Reserve Bancorp, Inc. and its subsidiary, Western Reserve Bank.

R. Hal Nichols	64	Director since 1997	Mr. Nichols is the Chairman and Manager of Austin Associates, LLC, a financial institution consulting firm in Toledo, Ohio.

Rory H. O’Neil	63	Director since 1997	Mr. O’Neil is the President of Quetzal Corp., a residential land development company in Westfield Center, Ohio.
CLASS III: CONTINUING DIRECTORS WHOSE TERMS WILL END IN 2009:

			Principal Occupation for the
Name	Age	Length of Service on the Board	Past Five Years (1)
Michael R. Rose	58	Director since 1997	Mr. Rose is the C.E.O. of Washington Properties, Inc., a real estate development company located in Medina, Ohio.

Glenn M. Smith	65	Director since 1997	Mr. Smith, retired, was the President of Smith Bros., Inc., a landscape materials supplier in Medina, Ohio.

Thomas A. Tubbs	65	Director since 1997	Mr. Tubbs is the Chief Executive Officer of Tubbs Financial, an insurance and financial services firm in Akron, Ohio.

(1)	Except as otherwise indicated, there has been no change in principal occupation or employment during the past five years.

Proposal 2: Amendment to the Articles of Incorporation to
Increase the Number of Authorized Shares of the Corporation’s Common Stock

THE BOARD OF DIRECTORS RECOMMENDS A VOTE
“FOR” THE AMENDMENT TO THE ARTICLES OF INCORPORATION.
     The Board is proposing to increase the number of authorized shares of the Company from 750,000 to 1,500,000. Each share will continue to be without par value and each will have a $1.00 stated value. As of March 16, 2007, the Corporation had 750,000 shares authorized, 573,277 of which were outstanding, with 126,226 shares maintained to satisfy the Company’s obligations under the Company’s Long Term Incentive Plan and the Company’s Employee Stock Purchase Plan and no shares were held by the Company as treasury stock. The Board believes that the increase in authorized shares will grant it flexibility utilizing authorized but unissued shares for general corporate purposes. These purposes could include certain shareholder enhancements such as a stock split or stock dividend (similar to the five-for-four stock split effected in September 2006), issuance of shares under the Company’s Long Term Incentive Plan, the Company’s Employee Stock Purchase Plan, or similar plans subsequently adopted by the Company. Such an amendment would also grant the Board authority to issue shares in connection with the raising of additional capital or acquisition of an existing bank, bank holding company or other financial institution. While the Company has no specific plans in regard to the issuance of additional shares concerning any sale of stock or acquisition, having available authorized but unissued shares would allow the Board of Directors to act expeditiously in accomplishing any such goals should the Board deem it appropriate. The increase in the authorized shares will grant to the Board the ability to issue additional shares without further shareholder approval and would, if shares were so issued, have the result of diluting the ownership percentage of current shareholders.
     The full text of the proposed amended Article Fourth is attached to this proxy statement as Appendix A.
     The adoption of Proposal 2 requires the affirmative vote of a majority of the total voting power of the Company or 286,639 shares.

COMMON STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
Beneficial Ownership
     Persons and groups owning in excess of 5 percent of the Company’s stock are required to file certain reports regarding such ownership with the Company and the Securities and Exchange Commission (the “SEC”). A person who has or shares voting or investment power, or who has the right to acquire ownership at any time within 60 days, is considered the beneficial owner of the Company’s stock.
     As of March 16, 2007, two shareholders were known to the Company to be the beneficial owner of more than five percent (5%) of the Company’s outstanding common stock, no par value per share.

Name and Address of	Amount and Nature of	Percent of
Beneficial Owner	Beneficial Ownership	Class

James P. McCready	31,675 shares (1)	5.53%
670 W. Market Street
Akron, OH 44308

Edward J. McKeon	44,569 shares (2)	7.27%
4015 Medina Road
Medina, OH 44256

(1)	Includes 30,050 shares held in the James P. McCready-Medina Trust, R.H. Bauer, Trustee, and 1,625 shares held by Mr. McCready outside of the Trust.

(2)	Includes 40,076 options exercisable within 60 days.
Directors and Executive Officers
The following table shows the number of shares beneficially owned by the Directors and Executive Officers of the Company as of March 16, 2007.

	Shares of Stock Beneficially Owned		Percentage of Common
	as of March 16, 2007 and Nature of		Stock (no par value)
Name	Beneficial Ownership (1)		Outstanding
Roland H. Bauer	3,208	Direct	6.01%
	1,250	Vested Options
	30,050	As Trustee (2)

	34,508

Bijay K. Jayaswal, M.D.	3,968	Joint with Spouse	1.76%

	6,250	Vested Options

	10,218

P.M. Jones	6,030	Direct	2.04%
	5,000	Vested Options
	793	By Spouse

	11,823

Ray E. Laribee	8,062	Direct (3)	2.47%
	6,250	Vested Options

	14,312

C. Richard Lynham	3,124	Direct	1.62%
	6,250	Vested Options

	9,374

Directors and Executive Officers (continued)

	Shares of Stock Beneficially Owned			Percentage of Common
	as of March 16, 2007 and Nature of			Stock (no par value)
Name	Beneficial Ownership (1)			Outstanding
Edward J. McKeon	4,376		Direct	7.27%
	117		Joint with Spouse

	40,076		Vested Options

	44,569

R. Hal Nichols	7,500		Direct	2.59%
	6,250		Vested Options
	1,250		By Spouse

	15,000

Rory H. O’Neil	13,318		Direct	4.67%
	5,250		Vested Options
	7,937		By Spouse
	500		Spouse as Trustee

	27,005

Michael R. Rose	9,375		Direct	2.70%
	6,250		Vested Options

	15,625

Glenn M. Smith	13,532		Direct	4.71%
	5,624		Joint with Brother
	1,875		By Spouse
	6,250		Vested Options

	27,281

Thomas A. Tubbs	12,500		Held in Trust	3.24%
	6,250		Vested Options

	18,750

Brian K. Harr	54		Direct	1.25%
	7,186		Vested Options

	7,240

Cynthia A. Mahl	858		Joint with Spouse	1.39%
	7,186		Vested Options

	8,044

All directors and executive officers as a group (13 persons)	213,698	(4)(5)		31.29%

(1)	Except as otherwise noted, none of the named individuals shares with another person either voting or investment power as to the shares reported.

(2)	Represents shares owned by the James P. McCready—Medina Trust of which Mr. Bauer is the sole trustee. Under the terms of the trust, Mr. Bauer possesses sole voting and dispositive power over the shares, but otherwise disclaims beneficial ownership of such shares. Without such shares, Mr. Bauer’s percentage of common stock outstanding would be 0.78%.

(3)	Mr. Laribee has pledged 6,450 shares to secure borrowings from an unaffiliated financial institution.

(4)	Includes 109,698 shares that represent options exercisable within 60 days.

(5)	Excludes 30,050 shares owned by the James P. McCready—Medina Trust, of which shares Mr. Bauer disclaims beneficial ownership.
Section 16(a) Beneficial Ownership Reporting Compliance
     Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s Officers and Directors, and persons who own more than ten percent of a registered class of the Company’s equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers, directors and greater than ten percent shareholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.
     Based solely on a review of the copies of such forms furnished to the Company, the Company believes that during 2006 all Section 16(a) filing requirements applicable to its officers and Directors were met.

EXECUTIVE COMPENSATION
Summary Compensation Table
     The following table discloses information concerning the compensation awarded or paid to, or earned by, Mr. McKeon as the principal executive officer and Mr. Harr and Mrs. Mahl as the two other most highly compensated executive officers of the Company, during 2006.

			Non-Equity
			Incentive Plan	All Other
Name, Age and			Compensation	Compensation
Principal Position (1)	Year	Salary ($)	($)(2)	($)		Total ($)
Edward J. McKeon President and Chief Executive Officer (age 61)	2006	$168,500	$34,543	$14,039	(3)	$217,082
Cynthia A. Mahl Senior Vice President, Chief Financial Officer, Secretary and Treasurer (age 47)	2006	106,000	14,911	3,150	(4)	124,061
Brian K. Harr, Senior Vice President and Senior Lender (age 43)	2006	115,500	16,099	3,295	(5)	134,894

(1)	Mr. McKeon has held this position since 1997. Mr. Harr and Mrs. Mahl have been in their positions since 1998.

(2)	The amounts disclosed as non-equity incentive plan compensation were earned in 2006 and paid in March 2007. See below for a more complete description of the incentive compensation plan.

(3)	Represents $4,904 for the Company’s matching contributions to Mr. McKeon’s 401(k) Retirement Plan account, $1,874 for the Company’s payment for term life insurance policies on Mr. McKeon’s behalf, $4,854 for disability insurance premiums and $2,407 for his personal use of a Company car.

(4)	Represents the Company’s matching contributions to Mrs. Mahl’s 401(k) Retirement Plan account.

(5)	Represents the Company’s matching contributions to Mr. Harr’s 401(k) Retirement Plan account. In addition, Mr. Harr received certain perquisites, but the incremental cost of providing such perquisites did not exceed $10,000.
      In addition to the base salaries paid to the named executive officers, each of these officers participates in the Company’s incentive compensation plan. This plan provides compensation to all employees of the Company based upon the Company’s performance. The plan seeks to provide a range of potential rewards based on the Company’s results in each of eight performance factors that are designed to measure profitability, growth and asset quality. The plan involves seven performance levels, ranging from acceptable (Level 1) to spectacular (Level 7). The plan recognizes that different groups of employees may have a different impact on various aspects of the Company’s success. Therefore, the plan divides the Company’s employees into five groups: CEO, Senior Vice Presidents, Loan Department Officers, Other Officers, and Staff.
      The Plan also recognizes that certain groups have a greater impact on all areas of the Company’s overall results, and thus provides for varying bonus percentages in relation to base compensation. Base compensation is defined as the employee’s actual earnings for the year, exclusive of any bonuses or fringe benefits.
      Amounts paid by the Bank under the incentive plan to the named executive officers are included in the Summary Compensation table above under the “Non-Equity Incentive Plan Compensation” column.
      The Company also maintains a 401(k) plan for the benefit of all of its employees, including the named executive officers. For all employees of the Bank who have been employed by the Bank for at least one month, the Bank matches the individual employee’s contribution to the plan at fifty percent (50%) of the first six percent (6)% of the employee’s compensation. Amounts paid by the Bank as a match to the named executive officers’ contributions are included in the Summary Compensation table above under the “All Other Compensation” column.
Outstanding Equity Awards at Fiscal Year-End
      The following table sets forth information concerning outstanding stock options granted to the named executive officers under the Company’s 1998 Long Term Incentive Plan. No options or other stock grants were issued to any of the named executive officers in 2006.

	Number of	Number of
	Securities	Securities
	Underlying	Underlying
	Unexercised Options	Unexercised Options
Name and Principal	(#)	(#)	Option Exercise	Option Expiration
Position	Exercisable	Unexercisable	Price ($)	Date
Edward J. McKeon	28,055	0	$16.00	October 31, 2008
President and Chief	4,007		25.60	October 31, 2008
Executive Officer	4,007		28.80	October 31, 2008
	4,007		32.00	October 31, 2008
Cynthia A. Mahl	6,250	0	16.00	October 31, 2008
Senior Vice President,	937		16.80	February 14, 2010
Chief Financial Officer, Secretary and Treasurer
Brian K. Harr,	6,250	0	16.00	October 31, 2008
Senior Vice	937		16.80	February 14, 2010
President and Senior Lender
Employment Agreements/Change in Control Agreements/
Supplemental Executive Retirement Agreements
Employment Agreement with Mr. McKeon
     The Company entered into an employment agreement with Edward J. McKeon on December 15, 2005 superseding the original contract with Mr. McKeon signed in 1997, and amended in 2001. The agreement provides that Mr. McKeon will serve as President of the Company and Western Reserve Bank and has a term that expires October 1, 2010, with an automatic extension for an additional one year period unless either the Company or Mr. McKeon provides notice of nonrenewal at least six (6) months prior to the expiration date, and subject to earlier termination as set forth in the agreement. The agreement sets an annual base salary of $162,000 per year, subject to an increase of such amounts upon the mutual consent of the Company and Mr. McKeon. Under the terms of the agreement, Mr. McKeon also is entitled to participate in bonus plans existing or adopted by the Company or the Bank. In addition, the employment agreement provides for fringe benefits to Mr. McKeon including health, life and disability insurance, a company automobile, vacation, and the reimbursement of appropriate business expenses. In addition, the employment agreement provides that in the event of termination of Mr. McKeon by the Company without “cause” (as defined in the agreement), the Company will be responsible for payment of two times his then current base pay if he is under age 65, and one times his then current base pay if he is age 65 or older. The agreement also provides for continuation of Mr. McKeon’s health insurance coverage if he is discharged for other than cause. The agreement provides that the Company may terminate Mr. McKeon for cause with no obligation to him after the date of termination. The agreement also contains a provision intended to protect Mr. McKeon in the event that there is a “change of control,” as defined in the agreement, in the Company. In the event of a change of control, in which Mr. McKeon is discharged or his position with the Company is significantly altered, the Company is obligated to pay Mr. McKeon 2.99 times his then current base pay. The Board believes that this type of provision is appropriate to maintain Mr. McKeon in the employ of the Company and the Bank and to have him evaluate any proposed transaction in an objective manner for the benefit of the shareholders without concern for his personal situation. The employment agreement contains a covenant not to compete prohibiting Mr. McKeon from competing with the Company throughout the term of the employment agreement and for a period of two years after the termination of his employment for any reason.
Change in Control Agreements with Mr. Harr and Mrs. Mahl
     The Company entered into agreements with Brian K. Harr, Senior Vice President and Senior Lender, and Cynthia A. Mahl, Senior Vice President and Chief Financial Officer, in June 2001, which agreements were amended in February 2002. These agreements provide that in the event of termination of Mr. Harr or Mrs. Mahl without “cause,” as defined in the agreement, or if either Mr. Harr or Mrs. Mahl leaves the company as a result of a material adverse change in their employment duties, the Company will pay Mr. Harr or Mrs. Mahl, as the case may be, a lump sum payment equal to one year of compensation. In the event Mr. Harr or Mrs. Mahl is discharged in connection with a “change in control,” as defined in the agreement, or resigns as a result of a material adverse change in their employment duties after a change in control, Mr. Harr or Mrs. Mahl, as the case may be, is entitled to receive payments equal to two years of compensation. The agreements contain a noncompetition and nonsolicitation provision that prohibits Mr. Harr and Mrs. Mahl from engaging in competitive activities while employed by the Company and for a period of two years following his or her termination; provided, however, that if terminated for cause, the restricted period shall equal one year, or such longer period as benefits are being paid under the agreement or the Company’s severance policy. The agreements also contain a provision to protect against the inappropriate disclosure of confidential information of the Company by either Mr. Harr or Mrs. Mahl.
Supplemental Executive Retirement Plans for Messrs. McKeon and Harr and Mrs. Mahl
     In 2003, the Bank adopted a Supplemental Executive Retirement Plan (the “Plan”) for Edward McKeon, the Chief Executive Officer of the Company and the Bank. Under the terms of the Plan, Mr. McKeon will be paid an annual benefit of 20 percent of his base salary for a period of ten years following his retirement at or after age 65 or upon the termination of his employment other than for “cause” as defined in the Plan. In 2006, the Board, upon the recommendation of the Compensation Committee, added Cynthia A. Mahl and Brian K. Harr to the Plan. Mrs. Mahl and Mr. Harr will be paid an annual benefit of 20 percent of her or his base salary for a period of ten years following her or his retirement at or after age 65 or upon termination of employment other than for “cause” as defined in the Plan. In addition, Mrs. Mahl and Mr. Harr will be vested in the Plan benefit at a rate of five percent (5%) per year, beginning in 2006. The Company accrues its projected obligation under this Plan and during 2006 accrued an expense of $43,411. Of this amount, $34,072 was attributable to Mr. McKeon, $4,465 to Mr. Harr, and $4,874 to Mrs. Mahl. As of December 31, 2006, the Company had recorded a total accrued liability of $126,876, of which $117,537 was with respect to Mr. McKeon, $4,465 to Mr. Harr and $4,874 to Mrs. Mahl.
     In related transactions, in the second quarter of 2003 the Bank invested $500,000 in a single-premium cash-surrender value life insurance policy on the life of Mr. McKeon. In 2006, the Bank invested $250,000 in a single-premium cash-surrender value life insurance policy on the life Mrs. Mahl and $250,000 on the life of Mr. Harr. Each executive is the named insured, and the Bank is the owner and sole beneficiary of each of the policies. This is a tax-advantaged investment in that the increases in the cash surrender value and the eventual death benefit under the policies are not taxable income to the Bank. In 2006, the Bank recorded income of $32,918 from these policies.

AUDIT COMMITTEE INFORMATION
Audit Committee Report
     The Audit Committee has submitted the following report for inclusion in this proxy statement:
     The Audit Committee has reviewed the audited financial statements for the year ended December 31, 2006 and has discussed the audited financial statements with management. The Audit Committee has also discussed with Crowe Chizek and Company LLC, the Company’s independent auditors, the matters required to be discussed by Statement on Auditing Standards No. 61 and Article 2-07 of SEC Regulation S-X, Communication with Audit Committees. The Audit Committee has received the written disclosures and the letter from Crowe Chizek and Company LLC required by Independence Standards Board Standard No. 1 and has discussed with Crowe Chizek and Company LLC their independence. Based on these reviews and discussions, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in Western Reserve Bancorp, Inc.’s Annual Report on Form 10-KSB for the fiscal year ended December 31, 2006 for filing with the Securities and Exchange Commission.
Submitted by the Audit Committee,
C. Richard Lynham, Chairman
Roland Bauer, Glenn Smith and Thomas Tubbs
     This report of the Audit Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such act.
Information Concerning Independent Accountants
     Independent Auditors for the Year Ending December 31, 2006. The Company’s independent auditor for the fiscal year ended December 31, 2006 was Crowe Chizek and Company LLC (“Crowe Chizek”). Selection of auditors for 2007 is intended to be made at a future meeting of the Audit Committee of the Board of Directors of the Company. A representative of Crowe Chizek is expected to be present at the Annual Meeting of shareholders, with the opportunity to make statements if he or she so desires and to be available to respond to appropriate questions raised at the meeting.
     Audit Fees. The aggregate fees billed or estimated to be billed for professional services rendered by Crowe Chizek for the years ended December 31, 2006 and 2005 were as follows:

	Year ended	Year ended
	December 31, 2006	December 31, 2005

Audit Fees	$61,000	$56,500
Audit-Related Fees	0	5,600
Tax Fees	7,250	7,350
All Other Fees	3,485	24,971

Total Fees	$71,735	$94,421

     “Audit Fees” include the fees paid to Crowe Chizek for the audit of the Company’s annual financial statements and Crowe’s review of financial statements included in the Company’s Forms 10-QSB and Form 10-KSB. “Audit Related Fees” for 2005 include additional audit procedures related to a charged-off loan and other items from 2005. “Tax Fees” include the fees paid for the preparation of the Company’s tax returns, as well as tax planning and compliance services. “All Other Fees” in 2006 represents $3,260 related to software and consulting services for the Company’s Sarbanes-Oxley Section 404 compliance efforts, and $225 for director training. “All Other Fees” in 2005 represents $18,000 paid to Crowe Chizek to purchase software for the Company’s Sarbanes-Oxley Section 404 compliance project, as well as $6,971 related to SOx 404 consulting services.
     Audit Committee Pre-Approval Policy. The Audit Committee pre-approves all services provided by Crowe Chizek and Company LLC.
     Auditor Independence. The Audit Committee of the Board believes that the non-audit services provided by Crowe Chizek are compatible with maintaining the auditor’s independence. None of the time devoted by Crowe Chizek on its engagement to audit the Company’s financial statements for the year ended December 31, 2006 is attributable to work performed by persons other than employees of Crowe Chizek.
TRANSACTIONS WITH RELATED PERSONS, PROMOTERS
AND CERTAIN CONTROL PERSONS
     During the past year, certain directors and officers and one or more of their associates were customers of and had business transactions with the Company’s bank subsidiary. All loans included in such transactions were made in the ordinary course of business and on substantially the same terms, including interest rates and collateral, as those prevailing at the same time for comparable transactions with other persons, and did not involve more than a normal risk of collectability or present other unfavorable features. The Company expects that similar transactions will occur in the future.
     Michael R. Rose, one of the Directors of the Company and the Bank, is in the business of real estate development and developed and built the building in which the Company and the Bank maintain their principal business office. Mr. Rose, doing business as Washington Properties, and the Company entered into a lease in 1998 providing for the construction of a three-story brick office building, 7,884 square feet of which have been leased for the main office of the Bank. The initial term of the lease is 10 years with two five-year renewal options. The initial rent under the lease was $104,463 per year, subject to adjustment as set forth in such lease. During 2006, total rent expense under the lease was $133,227. The lease is “triple net”, such that the Company incurs additional operating costs in connection with the property. The Board of Directors approved the lease transaction with Mr. Rose abstaining from consideration of the matter. The Board believes that the rent to be paid to Mr. Rose and the other terms and conditions of the lease transaction are comparable to those which would be available from an unrelated party. As a requirement of the application for the chartering of the Bank filed with the Ohio Division of Financial Institutions, the Company obtained independent appraisals confirming the fair market value of such lease rates. In 2002, the Company amended its lease with Washington Properties to occupy an additional 2,516 square feet in the building adjacent to the Company’s main office. The rent expense under this lease was $45,769 in 2006. In February 2004, the Company again amended its lease with Washington Properties to occupy an additional 3,916 square feet of space in the main office building. The rent expense under this lease was $71,250 in 2006. The Board of Directors approved the lease transaction with Mr. Rose abstaining from consideration of the matter, and the Board believes the rent and other terms and conditions of the lease are comparable to those which would be available from an unrelated party.
     Except for the specific transactions described above no director, executive officer or beneficial owner of more than five percent of the Company’s outstanding voting securities (or any member of their immediate families) engaged in any transaction (other than as described) with the Company during 2006, or proposes to engage in any transaction with the Company, in which the amount involved exceeds $120,000.

By Order of the Board of Directors of
Western Reserve Bancorp, Inc.

/s/ P.M. Jones	/s/ Edward J. McKeon
P.M. Jones	Edward J. McKeon
Chairman of the Board	President and Chief Executive Officer

Medina, Ohio
March 16, 2007

APPENDIX A
PROPOSED AMENDMENT TO THE ARTICLES OF INCORPORATION OF
WESTERN RESERVE BANCORP, INC.
FOURTH. The number of shares which the Corporation is authorized to have outstanding is One Million Five Hundred Thousand (1,500,000) shares, all of which shall be common shares, without par value.

[INSERT MAP OR DIRECTIONS TO BLUE HERON]

WESTERN RESERVE BANCORP, INC.
ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON APRIL 25, 2007

WESTERN RESERVE
BANCORP, INC.
4015 Medina Road      PROXY
P.O. Box 585
Medina, Ohio 44258-0585
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.
The undersigned hereby appoints Rory H. O’Neil and Cynthia A. Mahl as Proxies, each with the power to appoint his or her substitute, and hereby authorizes them to represent and to vote as designated below, all the shares of stock of WESTERN RESERVE BANCORP, INC. held of record by the undersigned on March 16, 2007, at the Annual Meeting of Shareholders to be held on April 25, 2007, or any adjournment thereof.

1.	ELECTION OF FOUR (4) CLASS I DIRECTORS:	Roland H. Bauer, Bijay K. Jayaswal,
P.M. Jones and Ray E. Laribee

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ALL NOMINEES LISTED ABOVE.

☐	FOR ALL NOMINEES LISTED ABOVE (except as marked to the contrary below).

☐	WITHHOLD AUTHORITY TO VOTE FOR ALL NOMINEES LISTED ABOVE.

☐	WITHHOLD AUTHORITY TO VOTE FOR ANY SPECIFIC NOMINEE(S).
Please write name of that nominee(s) on this line:

2.	TO AMEND THE COMPANY’S ARTICLES OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSAL NUMBER 2.

☐	FOR PROPOSAL NUMBER 2.

☐	AGAINST PROPOSAL NUMBER 2.

☐	ABSTAIN FROM VOTING ON PROPOSAL NUMBER 2.
3.	IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2.
Please sign exactly as name appears. When shares are held by joint tenants, both must sign. When signing as executor, administrator, trustee or guardian, please give full title.
If a corporation, please sign full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.
PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

Signature

Joint Signature,
if appropriate

Date:

☐	I (we) PLAN TO ATTEND the Annual Meeting of Shareholders at 6:00 p.m. on April 25, 2007.
Please indicate # of people attending: _________
☐	I (we) DO NOT plan to attend the Annual Meeting.